Exhibit 21.1
Subsidiaries of the Registrant
The subsidiaries of the Registrant, excluding those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of July 31, 2025, are:

Subsidiary	Jurisdiction
2700 Real Estate Holdings, LLC	Indiana
Airstream, Inc.	Nevada
Airxcel, Inc.	Kansas
Aqua-Hot Heating Systems, LLC	Colorado
Balder Industries GmbH	Germany
Bürstner GmbH & Co. KG	Germany
Bürstner S.A.	France
CAN S.r.l.	Italy
Capron GmbH	Germany
Carado GmbH	Germany
Caravaning Customer Connect GmbH	Germany
Cleer Vision Windows, LLC	Indiana
Cruiser RV, LLC	Indiana
Dethleffs France S.A.R.L.	France
Dethleffs GmbH & Co. KG	Germany
DICOR Corporation, Inc.	Indiana
DRV, LLC.	Indiana
Erwin Hymer Center Bad Waldsee GmbH	Germany
Erwin Hymer Group East d.o.o. za usluge savietovania	Croatia
Erwin Hymer Group Holdings UK Ltd.	United Kingdom
Erwin Hymer Group Iberica S.L. – 51% economic interest	Spain
Erwin Hymer Group Immobilien GmbH	Germany
Erwin Hymer Group Immobilien Isny GmbH & Co. KG	Germany
Erwin Hymer Group Italia S.p.A.	Italy
Erwin Hymer Group Nederland BV	Netherlands
Erwin Hymer Group Nord AB	Sweden
Erwin Hymer Group Nord ApS	Denmark
Erwin Hymer Group Nord AS	Norway
Erwin Hymer Group Nowa Sol Sp. zo.o.	Poland
Erwin Hymer Group SE	Germany
Erwin Hymer Group Services GmbH	Germany
Erwin Hymer Group Stuttgart GmbH	Germany
Erwin Hymer Group Suomi OY	Finland
Erwin Hymer Group Sverige AB – 51% economic interest	Sweden
Erwin Hymer Group UK Ltd.	United Kingdom
Etrusco GmbH	Germany
Freya Holdings Ltd.	Bermuda
Goldschmitt techmobil GmbH	Germany
Grundstücksgesellschaft Sassenberg GmbH & Co. KG	Germany

Heartland Recreational Vehicles, LLC	Indiana
Hodur Industries, LLC	Indiana
Hymer GmbH & Co. KG	Germany
Hymer Immobilien GmbH & Co. KG	Germany
Hymer Loisirs S.A.R.L. France	France
Jayco, Inc. also d/b/a Starcraft RV, d/b/a Entegra Coach, d/b/a Highland Ridge, RV	Indiana
Keystone RV Company also d/b/a Dutchmen Manufacturing, d/b/a CrossRoads RV	Delaware
K.Z., Inc. also d/b/a Venture RV and d/b/a KZRV	Indiana
Laika Caravans S.p.a.	Italy
LMC Caravan GmbH & Co. KG	Germany
MCD Innovations, Inc.	Texas
Motorized Real Estate, LLC	Indiana
Movera GmbH	Germany
Niesmann+ Bischoff GmbH	Germany
Odin Industries GmbH	Germany
Postle Operating, LLC d/b/a Temple Operating and d/b/a Reflex Industries	Delaware
Rental Alliance GmbH	Germany
Sif Industries B.V.	Netherlands
Sunlight GmbH	Germany
Thor Motor Coach, Inc.	Delaware
Thor Tech, Inc.	Nevada
Thor Wakarusa LLC	Indiana
Tiffin Group, LLC	Indiana
Tiffin Motor Homes, Inc.	Alabama
TN-TH Holdings, LLC – Non-controlling interest	Delaware
TN-RP Holdings, LLC – Non-controlling interest	Delaware
Towable Holdings, Inc.	Delaware
Tyr Holdings LLC & Co. KG	Germany
United Shade, LLC	Indiana
Vixen Composites, LLC	Indiana